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                                   EX-99.4.3


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A              AETNA LIFE INSURANCE AND ANNUITY COMPANY

               HOME OFFICE: 151 Farmington Ave.
               Hartford, Connecticut 06156
               1-800-525-4225

               Herein called Aetna

Agrees to pay the benefits stated in this Contract.

SPECIFICATIONS
-------------------------------------------------------------------------------
Type of Plan
SPECIMEN
-------------------------------------------------------------------------------
Annuitant
SPECIMEN
-------------------------------------------------------------------------------
Contract Holder
SPECIMEN
-------------------------------------------------------------------------------
Contract No.
SPECIMEN
-------------------------------------------------------------------------------
Effective Date
SPECIMEN
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THIS CONTRACT IS DELIVERED IN [STATE] AND IS SUBJECT TO THE LAWS OF THAT
JURISDICTION

THIS CONTRACT MAY NOT BE SUITABLE IF ONLY ONE (1) LARGE PURCHASE PAYMENT IS
MADE.

THE VARIABLE FEATURES OF THIS CONTRACT ARE DESCRIBED IN PARTS III AND IV.

RIGHT TO CANCEL
-------------------------------------------------------------------------------

The Contract Holder may cancel this Contract within 10 days of receiving it, by returning this Contract along with a written notice to Aetna at the above address or to the agent from whom it was purchased. Within 7 days after it receives the notice of cancellation and this Contract at its Home Office, Aetna will return the entire consideration paid; plus any increase or minus any decrease in the cash value of any funds allocated to the Separate Accounts.

This page, the following pages, and the application make up the entire
Contract.

Signed at the Home Office on the Effective Date.

/s/ Thomas J. McInerney                   /s/ Paula Cludray-Engelke




President                                 Secretary

          INDIVIDUAL VARIABLE, FIXED, OR COMBINATION ANNUITY CONTRACT
                               NON-PARTICIPATING

              ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
          WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
        ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


I-CDA-HD (XC)                                                              (NU)


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SPECIFICATIONS
(CONTINUED)

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GUARANTEED       There is a guaranteed interest rate for Purchase Payment(s)
INTEREST RATE    held in the General Account. (See 3.02.)



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SURRENDER FEE    There will be a charge deducted for early surrender.
                 (See Part V.)


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DEDUCTIONS FROM  There will be deductions for mortality and expense risks and
THE SEPARATE     administrative fees. (See 3.05.)
ACCOUNT


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DEDUCTION FROM   Purchase Payments(s) are subject to a deduction for premium
PURCHASE         taxes, if any. (See 3.01.)
PAYMENT(S)

This Contract is a legal contract and constitutes the entire legal relationship between Aetna and the Contract Holder.

READ THIS CONTRACT CAREFULLY. This Contract sets forth, in detail, all of the rights and obligations of both you and Aetna. IT IS THEREFORE IMPORTANT THAT YOU READ THIS CONTRACT CAREFULLY.

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                               TABLE OF CONTENTS

I.       GENERAL DEFINITIONS
-------------------------------------------------------------------------------
                                                                         PAGE
1.01          Annuitant                                                    5
1.02          Annuity                                                      5
1.03          Fixed Account                                                5
1.04          Fixed Annuity                                                5
1.05          Fund(s)                                                      5
1.06          General Account                                              5
1.07          Purchase Payment(s)                                          5
1.08          Separate Accounts                                            5
1.09          Valuation Period                                             5
1.10          Variable Annuity                                             5

II.      GENERAL PROVISIONS
-----------------------------------------------------------------------------

2.01          Change of Contract                                           5
2.02          Change of Fund(s)                                            6
2.03          Non-Participating Contract                                   6
2.04          Payments                                                     6
2.05          State Laws                                                   6
2.06          Control of Contract                                          6
2.07          Designation of Beneficiary                                   6
2.08          Misstatements and Adjustments                                6
2.09          Incontestability                                             7
2.10          Grace Period                                                 7

III.     PURCHASE PAYMENT, CURRENT VALUE, AND SURRENDER PROVISIONS
------------------------------------------------------------------------------

3.01          Net Purchase Payment(s)                                      7
3.02          Guaranteed Interest Rate - Fixed Account                     7
3.03          Maintenance Fee                                              7
3.04          Fund(s) Record Units - Separate Account                      7
3.05          Net Return Factor(s) - Separate Account                      7
3.06          Fund(s) Record Unit Value - Separate Account                 8
3.07          Current Value                                                8
3.08          Transfer of Current Value from the Funds                     8
3.09          Transfer of Current Value from the Fixed Account             8
3.10          Notice to the Contract Holder                                8
3.11          Sum Payable at Death (Before Annuity Payments Start)         9
3.12          Surrender Value                                              9
3.13          Payment of Surrender Value                                   9
3.14          Reinstatement                                                9
3.15          Payment of Current Value                                     9

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IV.      ANNUITY PROVISIONS
------------------------------------------------------------------------------
                                                                          PAGE
4.01          Choices to be Made                                           9
4.02          Terms of Annuity Options                                    10
4.03          Death of Annuitant/Beneficiary                              10
4.04          Fund(s) Annuity Units - Separate Account                    10
4.05          Fund(s) Annuity Unit Value - Separate Account               10
4.06          Annuity Options                                             11

V.       SPECIAL PROVISIONS
------------------------------------------------------------------------------

5.01          Deferred Compensation Plan                                   19
5.02          Pension or Profit Sharing Plan                               19
5.03          Individual Retirement Annuity  Plan (IRA)                    20
5.04          Tax Deferred Annuity Plan                                    21
5.05          Individual Annuity Plan                                      22

VI.      FEE SCHEDULE
------------------------------------------------------------------------------

6.01          Maintenance Fee                                              23
6.02          Surrender Fee                                                23
6.03          Table of Values - Fixed Account                              23

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I.        GENERAL DEFINITIONS
-----------------------------------------------------------------------------

1.01   ANNUITANT:

           A person on whose life an Annuity has been effected under this Contract.

1.02   ANNUITY:

           Payment of an income:

             (a)   for the life of one or two persons;

             (b)   for a stated period, or amount; or,

             (c)   for some mix of (a) and (b).

1.03   FIXED ACCOUNT:

          An accumulation option with a guaranteed minimum interest rate. Aetna may credit a higher rate which is not guaranteed.

1.04   FIXED ANNUITY:

          An Annuity with payments which do not vary in amount.

1.05   FUND(S):

          The open-end registered management investment companies (mutual funds) made available by Aetna under this Contract.

1.06   GENERAL ACCOUNT:

          The Account holding the assets of Aetna, other than those assets held in the Separate Accounts.

1.07   PURCHASE PAYMENTS:

          Payments made to Aetna.

1.08   SEPARATE ACCOUNTS:

          Accounts set up by Aetna under the Connecticut Insurance Laws which purchase shares of the Fund(s).

1.09   VALUATION PERIOD (PERIOD):

          The period of time from the end of one business day on the New York Stock Exchange to the end of the next business day.

1.10   VARIABLE ANNUITY:

          An Annuity with payments which vary with the net investment results of a Separate Account.

II.    GENERAL PROVISIONS
------------------------------------------------------------------------------

2.01   CHANGE OF CONTRACT:

          Only an authorized officer of Aetna may change the terms of this Contract. Aetna will notify the Contract Holder in writing at least 30 days before the effective date of any change. Any change will not affect the amount or terms of any Annuity which begins before the change.

          The following provisions of this Contract will not be changed:

          (a)  Net Purchase Payment(s);

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          (b)  Guaranteed Interest Rate - Fixed Account;

          (c)  Net Return Factor(s) - Separate Account;

          (d)  Current Value;

          (e)  Surrender Value;

          (f)  Funds(s) Annuity Unit Value - Separate Account;

          (g)  Annuity Options;

          (h)  Fixed Annuity minimum interest rate;

          (i)  Maximum transfer, maintenance or surrender fees.

          This Contract may also be changed as required by federal or state law.

2.02   CHANGE OF FUND(S):

          Aetna, or the Separate Account and the Fund(s), may:

          (a) change the Fund(s) which may be invested in by the Separate Account; and

          (b) replace the shares of any Fund(s) held in the Separate Account with shares of any other Fund(s).

          Changes must be:

          (1) approved by a majority vote of persons having an interest in the Separate Account and the Fund(s); or

          (2) deemed necessary by Aetna under the Investment Company Act of 1940; or

          (3) deemed necessary by Aetna to accomplish the purpose of the Separate Account.

          Aetna will notify the Contract Holder of any change.

2.03    NON-PARTICIPATING CONTRACT:

          The Contract Holder, Annuitant, or beneficiaries will not have a right to share in the earnings of Aetna.

2.04    PAYMENTS:

          Aetna will make Annuity payments as and when due. Aetna will make other payments within 7 days of receipt at its Home Office of a written claim for payment which is in good order, except as provided in 3.13.

2.05    STATE LAWS:

          This Contract complies with the laws of the state in which it is delivered. Any cash, death or Annuity payments are equal to or greater than the minimum required by such laws. Annuity tables for legal reserve valuation shall be as required by state law. Such tables may be different from annuity tables used to determine Annuity payments.

2.06    CONTROL OF CONTRACT:

          See Part V.

2.07    DESIGNATION OF BENEFICIARY:

          See Part V. The beneficiary may be changed at any time.

2.08    MISSTATEMENTS AND ADJUSTMENTS:

          If Aetna finds the age, or any other relevant facts to be misstated, the correct facts will be used to adjust payments.

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2.09    INCONTESTABILITY:

          Aetna cannot cancel this Contract because of any error of fact on the application.

2.10    GRACE PERIOD:

          This Contract will remain in effect even if Purchase Payments are not continued.

III.    PURCHASE PAYMENT, CURRENT VALUE AND SURRENDER PROVISIONS
-------------------------------------------------------------------------------

3.01    NET PURCHASE PAYMENT(S):

          The actual Purchase Payment less any premium tax. As a rule, Aetna will deduct the premium tax when Annuity benefits are purchased (see
          Part IV). If Aetna determines that it must pay a premium tax when Purchase Payments are received or at any other time, it will deduct the tax at that time.

          The Net Purchase Payment(s) will be credited to:

          (a)  the Fixed Account;

          (b)  the Fund(s) in which the Separate Account invests.

          Aetna must be told the percentage of the Net Purchase Payment(s) to be applied to each investment above.

          During any calendar year, Aetna may be told to change the investment mix four times if more than one Purchase Payment is made. If additional changes are allowed, each may be subject to a fee of up to $10.

3.02    GUARANTEED INTEREST RATE - FIXED ACCOUNT:

          On any Purchase Payment(s) made to the Fixed Account, Aetna will add interest daily at any annual rate no less than 4%. Aetna may add interest daily at any higher rate determined by its Board of Directors.

3.03    MAINTENANCE FEE:

          See Part V.

3.04    FUND(S) RECORD UNITS - SEPARATE ACCOUNT:

          The portion of the Net Purchase Payment(s) applied to the Separate Account will determine the number of Fund(s) Record Units. This number is equal to a Net Purchase Payment divided by the Fund(s) Record Unit Value (see 3.06) for the Valuation Period in which the Purchase Payment is received in good order.

3.05    NET RETURN FACTOR(S) - SEPARATE ACCOUNT:

          The Net Return Factors are used to compute all Separate Account values and payments for any Fund.

          The Net Return Factor for each Fund is equal to 1.0000000 plus the Net Return Rate.

          The Net Return Rate is equal to:

          (a) The value of the shares of the Fund held by the Separate Account at the end of a Valuation Period; minus

          (b) the value of the shares of the Fund held by the Separate Account at the start of the Valuation Period; plus or minus

          (c) taxes (or reserves for taxes) on the Separate Account (if any); divided by

          (d) the total value of the Fund Record Units and Fund Annuity Units of the Separate Account (see 3.06 and 4.05) at the start of the Valuation Period; minus

          (e) a daily actuarial charge at an annual rate of 1.25% for annuity mortality and expense risks and profit; and a daily administrative charge which will not exceed .25% on an annual basis.

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          A Net Return Rate may be more or less than 0.

          The value of a share of the Fund is equal to the net assets of the Fund divided by the number of shares outstanding.

          The administrative charge may be changed annually except for amounts which have been used to purchase an annuity. This charge will not exceed .25%.

3.06    FUND(S) RECORD UNIT VALUE - SEPARATE ACCOUNT:

          The Fund(s) Record Unit Value is computed by multiplying the Net Return Factor for the current Valuation Period by the Fund(s) Record Unit Value for the previous Period. The dollar value of a Fund(s) Record Units, Separate Account assets, and Variable Annuity payments may go up or down due to investment gain or loss.

3.07    CURRENT VALUE:

          The current Value (of this Contract) is equal to:

          (a) Any amounts in the Fixed Account, including Fixed Account interest added by Aetna; plus

          (b)  The sum of any Separate Account Record Unit value(s); less

          (c)  Any Maintenance Fee(s) due.

          Current Value does not include amounts used to purchase an Annuity.

3.08    TRANSFER OF CURRENT VALUE FROM THE FUNDS:

          Before an Annuity option is elected, all or any portion of the Current Value may be transferred from any Fund to any other Fund or to the Fixed Account.

          Four transfers of Current Value can be made during a calendar year period. If additional transfers are allowed, each may be subject to a fee of up to $10.

3.09    TRANSFER OF CURRENT VALUE FROM THE FIXED ACCOUNT:

          10% of the Current Value held in the Fixed Account may be transferred to any Fund(s). Such transfer will be:

          (a)  without charge;

          (b)  allowed once per calendar year;

          (c)  not allowed under an annuity option.

          Aetna may, on a temporary basis, allow any larger percent to be transferred.

          The Current Value of the Fixed Account, as used above, is the value when the request is received at the Home Office of Aetna.

3.10    NOTICE TO THE CONTRACT HOLDER:

          Aetna will notify the Contract Holder each year of:

          (a)  The value of any amounts held in:

               (1)  the Fixed Account; and

               (2)  the Fund(s) for the Separate Account; and

          (b)  the number of any Fund(s) Record Units; and

          (c)  the Fund(s) Record Unit Value(s); and

          (d)  the Surrender Value of these amounts.

          Such number or values will be as of a date no more than 60 days before the date of the notice.

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3.11    SUM PAYABLE AT DEATH (BEFORE ANNUITY PAYMENTS START):

          See Part V.

3.12    SURRENDER VALUE:

          See Part V.

3.13    PAYMENT OF SURRENDER VALUE:

          Under certain emergency conditions, Aetna may defer payment:

          (a) for a period of up to 6 months (unless not allowed by state law); and

          (b)  as provided by federal law.

3.14    REINSTATEMENT:

          All or a portion of the proceeds of a full surrender of this Contract may be reinvested within 30 days after the surrender if allowed by law. Any Maintenance Fee and Surrender Fee charged at the time of surrender on the amount being reinvested will be included in the reinstatement. Amounts will be reinstated among the Fixed Account and Separate Account in the same proportion as they were at the time of surrender. The number of Record Units reinstated will be based on the Record Unit Value(s) next computed after receipt at Aetna's Home Office of the reinstatement request and the amount to be reinvested.

          Any Maintenance Fee which falls due after the surrender and before the reinstatement will be deducted from the amount reinstated.

          Reinstatement is permitted only once.

3.15    PAYMENT OF CURRENT VALUE:

          Aetna may pay in a lump sum any Current Value if Purchase Payment(s) have not been received for three full years and the Current Value is less than $2,000. Such Current Value paid may not be reinstated.

IV.     ANNUITY PROVISIONS
-------------------------------------------------------------------------------

4.01      CHOICES TO BE MADE:

          Aetna will pay the Current Value (minus any premium tax) as a premium for an Annuity under Option 4 with no guaranteed period. Any other Annuity Option may be elected by telling Aetna to pay all or any portion of the Current Value (minus any premium tax) as a premium for an Annuity under Option 2, 3, 4 or 5 (see 4.06). The first Annuity payment must generally be made no later than the first day of the month following the Annuitant's 75th birthday. If this Contract is issued under an IRA (see Specifications page), the first Annuity payment must be made not later than December 31 of the year the Annuitant attains age 70 1/2. Aetna may be told to make the first Annuity payment during any prior month.

          When an Option is chosen, Aetna must also be told whether payments are to be made other than monthly and (except for Option 2) to pay:

          (a)  a Fixed Annuity using the General Account; or

          (b) a Variable Annuity using any of the Funds(s) made available by Aetna for Annuity purposes; or

          (c)  a mix of (a) and (b).

          If a Fixed Annuity is chosen, Aetna will add interest daily at an annual rate no less than 3.5%. Aetna may add interest daily at any higher rate.

          If a Variable Annuity is chosen, an Assumed Annual Net Return Rate of 5% may be chosen. If not chosen, Aetna will use an Assumed Annual Net Return Rate of 3.5%.

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4.02    TERMS OF ANNUITY OPTIONS:

          (a) When payments start, the age of the Annuitant plus the number of years for which payments are guaranteed must not exceed 95.

          (b) The present value of the expected payments to the Annuitant when payments start shall be more than 50% of the present value of the total expected payments to be made; this restriction does not apply if Option 5 is chosen and the second Annuitant is the spouse of the Annuitant.

          (c) No choice of any Annuity Option may be made if the first payment would be less than $20 or if the total payments in a year would be less than $100.

          (d) If a Fixed Annuity under Option 3, 4 or 5 is chosen and a larger payment would result from applying the surrender value to a single premium immediate annuity currently offered by Aetna to the same class of Annuitants, Aetna will make the larger payment.

          (e) Age, where used in the following tables, means age on the birthday closest to the date of the first payment.

          (f) Assumed Annual Net Return Rate is the interest rate used to determine the amount of the first annuity payment under a Variable Annuity. The Separate Account must earn this rate plus enough to cover the mortality and expense risk and administrative fee charges if future Variable Annuity payments are to remain level.

4.03    DEATH OF ANNUITANT/BENEFICIARY:

          When an Annuitant dies any remaining payments will be continued to the beneficiary. If the beneficiary is not a person or persons, the present value of any remaining payments will be paid in one sum. If no beneficiary exists, the present value of any remaining payments will be paid in one sum to the estate of the Annuitant.

          If a beneficiary dies while under Option 1; or while receiving Annuity payments, the present value of any remaining payments will be paid in one sum to the estate of the beneficiary. The interest rate used to determine the first payment will be used to calculate the present value.

4.04    FUND(S) ANNUITY UNITS - SEPARATE ACCOUNT:

          The number of Fund(s) Annuity Units is based on the amount of the first Variable Annuity payment which is equal to:

          (a) the portion of the Current Value (minus any premium tax) applied to pay a Variable Annuity; divided by

          (b)  1,000; times

          (c)  the payment rate for the Option chosen.

          Such amount, or portion, of the variable payment will be divided by the Fund(s) Annuity Unit Value (see 4.05) on the tenth Valuation Period before the due date of the first payment to determine the number of Fund(s) Annuity Units. The number of Fund(s) Annuity Units remains fixed. Each future payment is equal to this number times the Fund(s) Annuity Unit Value on the tenth Valuation Period prior to the due date of the payment.

4.05    FUND(S) ANNUITY UNIT VALUE - SEPARATE ACCOUNT:

          For  any Valuation Period the Fund(s) Annuity Unit Value is equal to:

          (a)  the Value for the previous Period; times

          (b)  the Net Return Factor(s) (see 3.05) for the Period; times

          (c)  a factor to reflect the Assumed Annual Net Return Rate.

          The factor for 3.5% per year is .9999058; for 5% per year it is .9998663.

          The dollar value of the Fund(s) Annuity Unit Values and payments may go up or down due to investment gain or loss.

          If Variable Annuity payments are not to decrease, Aetna must earn a gross return on the assets of the Separate Account of:

               4.75% on an annual basis, plus an annual return of up to .25% needed to offset the administrative charge set at the time Annuity payments commenced, if an Assumed Annual Net Return Rate of 3.5% is chosen; or,

               6.25% on an annual basis, plus an annual return of up to .25% needed to offset the administrative charge set at the time Annuity payments commence, if an Assumed Annual Net Return Rate of 5% is chosen.

          Payments shall not be changed due to changes in the mortality or expense results or administrative charges.

4.06    ANNUITY OPTIONS:

          Option 1 - Payment of Interest on Sum Left with Aetna - This Option may be used only by the beneficiary when the Annuitant dies before Aetna has started paying an Annuity. A portion or all of the sum paid upon death may be held under this Option and will be held in the General Account of Aetna at interest (see 4.01). The beneficiary may later tell Aetna to:

          (a)  pay a portion, or all, of the sum held by Aetna; or

          (b) apply a portion, or all, of the sum held by Aetna to any Annuity Option below.

          If this Contract is issued under an IRA and the beneficiary elects that the full sum paid upon death is to be held under this Option, the beneficiary, if a spouse, must elect (a) or (b) above within 5 years after the death of the Annuitant. If the beneficiary is not a spouse, the beneficiary must tell Aetna to pay the full sum within 5 years after the death of the Annuitant.

          Option 2 - Payments of a Stated Dollar Amount - This Option may only be elected as a Fixed Annuity. An Annuity of a chosen amount will be paid until no funds are left. The payments to be made in a year must be greater than $65 for each $1,000 applied to this Option, but cannot exceed an amount which would deplete the funds in less than 3 years. During any year, Aetna reserves the right to make as a minimum payment an amount equal to 105% of the interest for that year.

          Option 3 - Payments for a Stated Period of Time - An Annuity will be paid for the number of years chosen. The number of years must be at least 3 and not more than 30.

          If payments for this Option are made under a Variable Annuity, the present value of any remaining payments may be withdrawn at any time. If a withdrawal is requested within 3 years after the start of payments, it will be treated as a surrender (see Part V).

          Option 4 - Life Income - An Annuity will be paid for the life of the Annuitant. If also chosen, Aetna will guarantee payments for 60, 120, 180, or 240 months.

          Option 5 - Life Income for Two Payees - An Annuity will be paid during the lives of the Annuitant and a second Annuitant. At the death of either, payments will continue to the survivor. When this Option is chosen, a choice must be made of:

          (a)  100% of the payment to continue to the survivor;

          (b)  66 2/3% of the payment to continue to the survivor;

          (c)  50% of the payment to continue to the survivor; or

          (d) Payments for a minimum of 120 months, with 100% of the payment to continue to the survivor.

          Other Options - Aetna may make other options available as allowed by the laws of the state in which this Contract is delivered.

                                    OPTION 3

                      PAYMENTS FOR A STATED PERIOD OF TIME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

--------------------------------------------------------------------------------------
YEARS OF       AMOUNT OF        YEARS OF        AMOUNT OF      YEARS OF      AMOUNT OF
PAYMENTS        PAYMENTS        PAYMENTS        PAYMENTS       PAYMENTS      PAYMENTS
--------------------------------------------------------------------------------------
    3             $29.19           13            $7.94            22           $5.39
    4              22.27           14             7.49            23            5.24
    5              18.12           15             7.10            24            5.09
    6              15.35           16             6.76            25            4.96
    7              13.38           17             6.47            26            4.84
    8              11.90           18             6.20            27            4.73
    9              10.75           19             5.97            28            4.63
   10               9.83           20             5.75            29            4.53
   11               9.09           21             5.56            30            4.45
   12               8.46
--------------------------------------------------------------------------------------

                Rates for a Variable Annuity with Assumed Net Return Rate of 5%

--------------------------------------------------------------------------------------
YEARS OF       AMOUNT OF        YEARS OF         AMOUNT OF     YEARS OF      AMOUNT OF
PAYMENTS        PAYMENTS        PAYMENTS         PAYMENTS      PAYMENTS      PAYMENTS
--------------------------------------------------------------------------------------
    3             $29.80           13            $8.64            22           $6.17
    4              22.89           14             8.20            23            6.02
    5              18.74           15             7.82            24            5.88
    6              15.99           16             7.49            25            5.76
    7              14.02           17             7.20            26            5.65
    8              12.56           18             6.94            27            5.54
    9              11.42           19             6.71            28            5.45
   10              10.51           20             6.51            29            5.36
   11               9.77           21             6.33            30            5.28
   12               9.16
--------------------------------------------------------------------------------------

                                    OPTION 4

                                   LIFE INCOME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                PAYMENTS GUARANTEED FOR A STATED PERIOD OF MONTHS

----------------------------------------------------------------------------------------------------------------------
  AGE OF             NONE                  60                   120                   180                   240
               -------------------------------------------------------------------------------------------------------
ANNUITANT      MALE      FEMALE      MALE     FEMALE      MALE      FEMALE      MALE      FEMALE      MALE      FEMALE
----------------------------------------------------------------------------------------------------------------------
    50       $ 4.56     $ 4.20    $ 4.55     $ 4.19     $ 4.51     $ 4.18     $ 4.45     $ 4.15     $ 4.36     $ 4.11
    51         4.64       4.26      4.62       4.25       4.58       4.24       4.51       4.21       4.42       4.16
    52         4.72       4.32      4.70       4.32       4.66       4.30       4.58       4.26       4.48       4.21
    53         4.80       4.39      4.79       4.38       4.74       4.36       4.65       4.32       4.53       4.27
    54         4.89       4.46      4.87       4.46       4.82       4.43       4.73       4.39       4.59       4.32

    55         4.99       4.54      4.97       4.53       4.91       4.50       4.80       4.46       4.65       4.38
    56         5.09       4.62      5.07       4.61       5.00       4.58       4.88       4.53       4.72       4.44
    57         5.20       4.71      5.17       4.70       5.10       4.66       4.96       4.60       4.78       4.50
    58         5.32       4.80      5.29       4.79       5.20       4.75       5.05       4.68       4.84       4.57
    59         5.44       4.90      5.41       4.88       5.31       4.84       5.14       4.76       4.91       4.63

    60         5.57       5.00      5.53       4.99       5.42       4.93       5.23       4.84       4.97       4.70
    61         5.71       5.11      5.67       5.09       5.54       5.03       5.32       4.93       5.03       4.77
    62         5.86       5.23      5.81       5.21       5.66       5.14       5.42       5.02       5.09       4.84
    63         6.02       5.36      5.97       5.33       5.79       5.25       5.51       5.11       5.16       4.91
    64         6.20       5.49      6.13       5.46       5.93       5.37       5.61       5.21       5.21       4.98

    65         6.38       5.64      6.31       5.60       6.07       5.49       5.71       5.31       5.27       5.05
    66         6.58       5.79      6.49       5.75       6.22       5.63       5.81       5.41       5.32       5.12
    67         6.79       5.95      6.69       5.91       6.38       5.76       5.91       5.52       5.38       5.18
    68         7.02       6.13      6.89       6.08       6.53       5.91       6.01       5.63       5.42       5.25
    69         7.26       6.32      7.11       6.26       6.70       6.06       6.11       5.74       5.47       5.31

    70         7.52       6.53      7.35       6.45       6.86       6.23       6.20       5.85       5.51       5.37
    71         7.80       6.75      7.59       6.66       7.03       6.39       6.29       5.96       5.54       5.42
    72         8.09       6.99      7.85       6.89       7.21       6.57       6.38       6.07       5.57       5.47
    73         8.41       7.26      8.12       7.13       7.38       6.75       6.46       6.17       5.60       5.51
    74         8.75       7.54      8.41       7.39       7.55       6.94       6.53       6.28       5.63       5.55

    75         9.12       7.85      8.71       7.66       7.73       7.13       6.61       6.38       5.65       5.59
----------------------------------------------------------------------------------------------------------------------



                 Rates are based on mortality from 1983 Table a.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 4

                                   LIFE INCOME

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

        Rates for a Variable Annuity with Assumed Net Return Rate of 5.0%

                PAYMENTS GUARANTEED FOR A STATED PERIOD OF MONTHS

---------------------------------------------------------------------------------------------------------------------------
    AGE OF               NONE                  60                   120                   180                   240
                   --------------------------------------------------------------------------------------------------------
  ANNUITANT        MALE      FEMALE      MALE     FEMALE      MALE      FEMALE      MALE      FEMALE      MALE      FEMALE
---------------------------------------------------------------------------------------------------------------------------

      50          $ 5.48     $ 5.12    $ 5.46     $ 5.11     $ 5.41     $ 5.09     $ 5.34     $ 5.06     $ 5.24     $ 5.01
      51            5.55       5.17      5.53       5.17       5.48       5.14       5.40       5.11       5.29       5.05
      52            5.63       5.23      5.61       5.23       5.55       5.20       5.46       5.16       5.34       5.10
      53            5.71       5.30      5.69       5.29       5.62       5.26       5.53       5.22       5.40       5.15
      54            5.80       5.37      5.77       5.36       5.70       5.33       5.60       5.27       5.45       5.20

      55            5.89       5.44      5.86       5.43       5.79       5.39       5.67       5.34       5.51       5.25
      56            5.99       5.52      5.96       5.51       5.87       5.47       5.74       5.40       5.56       5.31
      57            6.10       5.60      6.06       5.59       5.97       5.54       5.82       5.47       5.62       5.37
      58            6.21       5.69      6.17       5.67       6.06       5.62       5.90       5.54       5.68       5.42
      59            6.33       5.79      6.29       5.77       6.17       5.71       5.98       5.61       5.74       5.48

      60            6.46       5.89      6.41       5.87       6.28       5.80       6.06       5.69       5.79       5.55
      61            6.60       6.00      6.55       5.97       6.39       5.90       6.15       5.77       5.85       5.61
      62            6.75       6.11      6.69       6.08       6.51       6.00       6.24       5.86       5.91       5.67
      63            6.91       6.23      6.84       6.20       6.64       6.10       6.33       5.95       5.96       5.73
      64            7.09       6.37      7.00       6.33       6.77       6.22       6.42       6.04       6.02       5.80

      65            7.27       6.51      7.18       6.46       6.91       6.34       6.52       6.13       6.07       5.86
      66            7.47       6.66      7.36       6.61       7.05       6.46       6.61       6.23       6.12       5.92
      67            7.68       6.82      7.55       6.76       7.20       6.60       6.70       6.33       6.16       5.99
      68            7.91       7.00      7.76       6.93       7.35       6.74       6.80       6.43       6.21       6.04
      69            8.15       7.19      7.98       7.11       7.51       6.89       6.89       6.54       6.25       6.10

      70            8.41       7.39      8.21       7.30       7.67       7.04       6.97       6.64       6.28       6.15
      71            8.69       7.62      8.45       7.51       7.83       7.21       7.06       6.74       6.32       6.20
      72            8.99       7.86      8.70       7.73       8.00       7.38       7.14       6.85       6.35       6.25
      73            9.31       8.12      8.97       7.97       8.16       7.55       7.21       6.95       6.37       6.29
      74            9.65       8.41      9.26       8.23       8.33       7.73       7.29       7.04       6.39       6.33

      75           10.02       8.72      9.55       8.50       8.50       7.92       7.35       7.14       6.41       6.36

----------------------------------------------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 5

                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%


                             AGE OF FEMALE ANNUITANT
                             -----------------------
-----------------------------------------------------------------------------------------------------------------------------------
  AGE OF MALE
   ANNUITANT         45           50            55           60           65           70          75          80           85
-----------------------------------------------------------------------------------------------------------------------------------
       45          $3.69       $3.80         $3.90        $3.98        $4.05        $4.11        $4.15        $4.18        $4.20
       50           3.75        3.89          4.03         4.16         4.27         4.36         4.43         4.48         4.52
       55           3.81        3.97          4.16         4.34         4.51         4.66         4.78         4.86         4.92
       60           3.84        4.04          4.27         4.51         4.76         4.99         5.18         5.33         5.43
       65           3.87        4.09          4.35         4.66         4.99         5.34         5.66         5.92         6.11
       70           3.90        4.13          4.42         4.78         5.19         5.67         6.16         6.61         6.95
       75           3.91        4.15          4.47         4.86         5.35         5.95         6.64         7.33         7.95
       80           3.92        4.17          4.50         4.92         5.46         6.17         7.04         8.04         9.03
       85           3.92        4.18          4.51         4.95         5.53         6.31         7.34         8.63        10.05
-----------------------------------------------------------------------------------------------------------------------------------

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%



                             AGE OF FEMALE ANNUITANT
                             -----------------------
-----------------------------------------------------------------------------------------------------------------------------------
  AGE OF MALE
   ANNUITANT         45          50            55           60           65           70           75          80           85
-----------------------------------------------------------------------------------------------------------------------------------
       45          $4.63       $4.72         $4.81        $4.89        $4.96        $5.02        $5.07        $5.10        $5.12
       50           4.68        4.80          4.93         5.05         5.16         5.25         5.33         5.38         5.42
       55           4.73        4.88          5.04         5.21         5.38         5.52         5.65         5.74         5.80
       60           4.77        4.95          5.15         5.37         5.61         5.83         6.04         6.19         6.30
       65           4.80        5.00          5.24         5.52         5.83         6.17         6.49         6.76         6.96
       70           4.82        5.04          5.30         5.63         6.04         6.49         6.97         7.42         7.79
       75           4.84        5.06          5.35         5.72         6.20         6.77         7.45         8.14         8.76
       80           4.85        5.08          5.39         5.79         6.31         6.99         7.86         8.84         9.83
       85           4.86        5.10          5.41         5.83         6.39         7.15         8.16         9.43        10.86
-----------------------------------------------------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 5

                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                             66 2/3% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                                              AGE OF FEMALE ANNUITANT
                                              -----------------------

-------------------------------------------------------------------------------------------------------------------------------
  AGE OF MALE
   ANNUITANT          45           50            55           60           65           70          75          80         85
-------------------------------------------------------------------------------------------------------------------------------
       45           $3.94        $4.06         $4.20        $4.36        $4.54        $4.74       $4.96       $5.19      $5.42
       50            4.05         4.20          4.36         4.55         4.76         4.99        5.24        5.51       5.78
       55            4.18         4.35          4.54         4.76         5.00         5.28        5.58        5.90       6.22
       60            4.32         4.51          4.73         4.99         5.29         5.63        6.00        6.40       6.79
       65            4.48         4.69          4.95         5.25         5.61         6.03        6.51        7.02       7.52
       70            4.66         4.89          5.18         5.53         5.97         6.49        7.10        7.77       8.45
       75            4.84         5.09          5.42         5.82         6.33         6.96        7.73        8.62       9.56
       80            5.02         5.30          5.65         6.11         6.69         7.43        8.39        9.54      10.82
       85            5.19         5.49          5.87         6.37         7.02         7.88        9.02       10.46      12.15
-------------------------------------------------------------------------------------------------------------------------------

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                                              AGE OF FEMALE ANNUITANT
                                              -----------------------

-------------------------------------------------------------------------------------------------------------------------------

  AGE OF MALE
   ANNUITANT          45           50            55           60           65           70          75          80         85
-------------------------------------------------------------------------------------------------------------------------------
       45           $4.87        $4.99         $5.12        $5.28        $5.46        $5.68       $5.93       $6.21      $6.49
       50            4.99         5.12          5.27         5.45         5.66         5.90        6.18        6.50       6.82
       55            5.12         5.26          5.44         5.65         5.89         6.17        6.50        6.86       7.23
       60            5.27         5.43          5.63         5.87         6.16         6.50        6.89        7.32       7.76
       65            5.44         5.63          5.85         6.14         6.49         6.90        7.38        7.92       8.47
       70            5.64         5.85          6.11         6.44         6.84         7.35        7.96        8.64       9.36
       75            5.86         6.09          6.38         6.75         7.23         7.84        8.60        9.49      10.46
       80            6.09         6.33          6.65         7.07         7.62         8.34        9.28       10.42      11.71
       85            6.30         6.57          6.92         7.38         8.00         8.83        9.93       11.35      13.04
-------------------------------------------------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 5

                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                               50% TO THE SURVIVOR
                                NO MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                                              AGE OF FEMALE ANNUITANT
                                              -----------------------

----------------------------------------------------------------------------------------------------------------------------------
  AGE OF MALE
   ANNUITANT          45           50            55           60           65           70          75          80         85
----------------------------------------------------------------------------------------------------------------------------------

       45            $4.07       $4.21         $4.38        $4.58        $4.83        $5.13        $5.49      $  5.91      $6.35
       50             4.22        4.37          4.55         4.77         5.04         5.37         5.77         6.23       6.72
       55             4.40        4.56          4.76         5.00         5.29         5.66         6.10         6.62       7.18
       60             4.61        4.79          5.00         5.27         5.60         6.01         6.51         7.11       7.76
       65             4.87        5.06          5.31         5.61         5.99         6.46         7.04         7.74       8.52
       70             5.17        5.39          5.66         6.01         6.44         6.99         7.68         8.52       9.47
       75             5.49        5.75          6.06         6.46         6.96         7.61         8.43         9.45      10.64
       80             5.84        6.13          6.49         6.95         7.54         8.29         9.29        10.54      12.03
       85             6.18        6.51          6.91         7.43         8.11         9.00        10.17        11.71      13.57
----------------------------------------------------------------------------------------------------------------------------------

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                                              AGE OF FEMALE ANNUITANT
                                              -----------------------

----------------------------------------------------------------------------------------------------------------------------------
  AGE OF MALE
   ANNUITANT          45           50            55           60           65           70          75          80         85
----------------------------------------------------------------------------------------------------------------------------------

       45           $5.01        $5.14         $5.30        $5.50        $5.75        $6.08       $6.48       $ 6.96     $ 7.49
       50            5.15         5.29          5.46         5.68         5.95         6.29        6.73         7.25       7.82
       55            5.33         5.48          5.66         5.89         6.18         6.56        7.03         7.60       8.24
       60            5.56         5.71          5.91         6.16         6.49         6.90        7.42         8.06       8.78
       65            5.83         6.01          6.23         6.51         6.87         7.33        7.93         8.67       9.50
       70            6.17         6.36          6.61         6.93         7.34         7.87        8.56         9.43      10.43
       75            6.55         6.78          7.05         7.42         7.89         8.51        9.33        10.35      11.57
       80            6.98         7.23          7.54         7.96         8.51         9.23       10.20        11.44      12.95
       85            7.40         7.68          8.05         8.53         9.16        10.00       11.14        12.64      14.51
----------------------------------------------------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

                                    OPTION 5

                           LIFE INCOME FOR TWO PAYEES

                         JOINT AND LAST SURVIVOR ANNUITY
                              100% TO THE SURVIVOR
                            120 MONTHS MINIMUM PERIOD

                 AMOUNT OF FIRST MONTHLY PAYMENT FOR EACH $1,000
                 AFTER DEDUCTION OF ANY CHARGE FOR PREMIUM TAXES

      Rates for a Fixed Annuity with Guaranteed Interest Rate of 3.5%; and
        Rates for a Variable Annuity with Assumed Net Return Rate of 3.5%

                                              AGE OF FEMALE ANNUITANT
                                              -----------------------

----------------------------------------------------------------------------------------------------------------------------------
  AGE OF MALE
   ANNUITANT          45           50            55           60           65           70          75          80         85
----------------------------------------------------------------------------------------------------------------------------------

       45           $3.69        $3.79         $3.89        $3.98        $4.05        $4.11       $4.15       $4.17      $4.19
       50            3.75         3.89          4.03         4.16         4.27         4.36        4.42        4.47       4.49
       55            3.80         3.97          4.15         4.34         4.51         4.65        4.76        4.83       4.88
       60            3.84         4.04          4.26         4.50         4.75         4.97        5.16        5.29       5.36
       65            3.87         4.09          4.35         4.65         4.98         5.31        5.61        5.83       5.97
       70            3.89         4.13          4.41         4.76         5.17         5.62        6.07        6.43       6.67
       75            3.91         4.15          4.46         4.84         5.31         5.87        6.48        7.02       7.40
       80            3.91         4.16          4.48         4.89         5.41         6.05        6.79        7.50       8.04
       85            3.92         4.17          4.49         4.91         5.46         6.15        6.98        7.83       8.50
----------------------------------------------------------------------------------------------------------------------------------

         Rates for a Variable Annuity with Assumed Net Return Rate of 5%

                                              AGE OF FEMALE ANNUITANT
                                              -----------------------

----------------------------------------------------------------------------------------------------------------------------------
  AGE OF MALE
   ANNUITANT          45           50            55           60           65           70          75          80         85
----------------------------------------------------------------------------------------------------------------------------------

       45           $4.63        $4.72         $4.81        $4.89        $4.96        $5.02       $5.06       $5.09       $5.11
       50            4.68         4.80          4.93         5.05         5.15         5.25        5.32        5.36        5.39
       55            4.73         4.88          5.04         5.21         5.37         5.51        5.63        5.71        5.75
       60            4.77         4.94          5.14         5.37         5.60         5.82        6.00        6.14        6.22
       65            4.80         4.99          5.23         5.51         5.82         6.13        6.43        6.66        6.80
       70            4.82         5.03          5.29         5.62         6.00         6.44        6.87        7.23        7.47
       75            4.84         5.06          5.34         5.70         6.15         6.68        7.27        7.80        8.17
       80            4.85         5.07          5.37         5.75         6.24         6.86        7.57        8.26        8.79
       85            4.85         5.08          5.38         5.78         6.30         6.96        7.76        8.58        9.23
----------------------------------------------------------------------------------------------------------------------------------

                 Rates are based on mortality from 1983 Table a.
    Rates for ages not shown will be provided on request and will be computed on a basis consistent with the rates in the above tables.

V.     SPECIAL PROVISIONS

-------------------------------------------------------------------------------

          The Special Provisions section which applies to this Contract is shown on the Specifications page under Type of a Plan. The other sections under Special Provision do not apply.

5.01   DEFERRED COMPENSATION PLAN:

          (a) Control of Contract: All rights in this Contract rest with the Contract Holder, who is entitled to all amounts held under this Contract. The Contract Holder, or authorized designee of the Contract Holder (as allowed by law), may make any choices allowed by this Contract. Any choices made under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any prior choices made. This Contract is not subject to the claims of any creditors of the Annuitant except to the extent permitted by law.

          (b) Designation of Beneficiary: The beneficiary shall be the Contract Holder.

          (c) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on the anniversary of the Contract effective date and on surrender of the entire Contract.

               Any portion of any Maintenance Fee deducted from the Fixed Account will not exceed the interest in excess of 4% and any Net Purchase Payment credited to the Fixed Account during the 12 months prior to the deduction.

          (d) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay to the beneficiary the Current Value if:

               (1)  The Annuitant dies before Annuity payments start; and

               (2)  The notice of death is received in good order by Aetna.

               The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account for the Annuitant (less any prior transfers (see 3.09) or surrenders). The beneficiary may choose to apply all or any part of the proceeds to an Annuity Option (see Part IV).

          (e) Surrender Value: After deduction of the Maintenance Fee, if any, Aetna will reduce the amount payable upon surrender of any portion of the Current Value by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

               The total deductions made on surrender of the entire Contract will not exceed 7% of the Current Value as of the date of surrender and the Surrender Fee will not exceed 8.5% of the Purchase Payment(s) made to the Contract.

          (f) The following sections 5.02, 5.03, 5.04 and 5.05 of the Special Provisions do not apply to this Contract.

5.02    PENSION OR PROFIT SHARING PLAN:

          (a) The preceding section 5.01 of the Special Provisions does not apply to this Contract.

          (b) Control of Contract: All rights in this Contract rest with the Contract Holder. The Contract Holder owns all amounts held under this Contract. The Contract Holder (or authorized designee,) may make any choices allowed by this Contract. Any choices under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any prior choices made. This Contract is not subject to the claims of any creditors except to the extent permitted by law.

          (c) Designation of Beneficiary: The Contract Holder shall name the beneficiary.

          (d) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on each anniversary of the Contract effective date and upon surrender of the entire Contract.

               Any portion of any Maintenance Fee deducted from the Fixed Account will not exceed the interest in excess of 4% and any Net Purchase Payment credited to the Fixed Account during the 12 months prior to the deduction.

          (e) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the Current Value to the beneficiary if:

               (1)  the Annuitant dies before Annuity payments start; and

               (2)  the notice of death is received in good order by Aetna.

               The sum paid will be the Current Value on the date when the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account (less any prior transfers (see 3.09) or surrenders). The Contract Holder will determine if any additional amounts are payable to the beneficiary. The beneficiary may choose to apply all or part of the payment to an Annuity Option (see Part IV). If no beneficiary exists, the payment will be made to the estate of the Annuitant.

          (f) Surrender Value: After deduction of the Maintenance Fee, if any, Aetna will reduce the amount payable upon surrender of any portion of the Current Value by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

               The total deductions made on surrender of an entire Contract will not exceed 7% of the Current Value as of the date of surrender.

          (g) The following Section 5.03, 5.04 and 5.05 of the Special Provisions do not apply to this Contract.

5.03    INDIVIDUAL RETIREMENT ANNUITY PLAN (IRA):

          (a) The preceding Sections 5.01 and 5.02 of the Special Provisions do not apply to this Contract.

          (b) Control of Contract: All rights in this Contract rest with the Contract Holder. The Contract Holder owns all amounts held under this Contract. The Contract Holder may make any choices allowed by this Contract. Any choices under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any prior choices made. The Contract may not be transferred. The Contract may not be assigned except to the Company.

          (c) Designation of Beneficiary: The Contract Holder shall name the beneficiary.

          (d) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on each anniversary of the Contract effective date and upon surrender of the entire Contract.

               Any portion of any Maintenance Fee deducted from the Fixed Account will not exceed the interest in excess of 4% and any Net Purchase Payment credited to the Fixed Account during the 12 months prior to the deduction.

          (e) Purchase Payments: The total deductible annual Purchase Payments made on behalf of any individual under this Contract cannot exceed $2,000.

          (f) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the current value to the beneficiary if:

               (1)  The Annuitant dies before Annuity payments start; and

               (2)  The notice of death is received in good order by Aetna.

               The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account (less any prior transfers (see 3.09) or surrenders). The beneficiary, if a spouse, may choose to apply all or any portion of the payment to any Annuity Option. If the beneficiary is not a spouse, all or a portion of the payment may be applied only to Annuity Options 1, 2 or 3, providing the full sum is paid to the beneficiary within 5 years of the death of the Annuitant. (See Part IV.) If no beneficiary exists, the payment will be made to the estate of the Annuitant.

               (g) Annuity Payments: In no event may any payments to the Annuitant or beneficiary under any Annuity Option extend beyond:

                    (1)  The life of the Annuitant; or

                    (2)  The lives of the Annuitant and spouse; or

                    (3) Any certain period greater than the Annuitant's life expectancy; or

                    (4) Any certain period greater than the life expectancies of the Annuitant and spouse.

               (h) Surrender Value: After deduction of the Maintenance Fee (if any), the amount paid by Aetna upon the surrender of any portion of the Current Value shall be reduced by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

                    The total deductions made on surrender of an entire Contract will not exceed 7% of the Current Value as of the date of surrender and the Surrender Fee will not exceed 8.5% of the actual Purchase Payment(s) made to the Contract.

               (i) The following Sections 5.04 and 5.05 of the Special Provisions do not apply to this Contract.

5.04    TAX DEFERRED ANNUITY PLAN:

               (a) The preceding Sections 5.01, 5.02, and 5.03 of the Special Provisions do not apply to this Contract.

               (b) Control of Contract: The Contract Holder shall own all amounts held under this Contract and may make any choices allowed by this Contract. Choices made under this Contract must be in writing. Until receipt of such choices in its Home Office, Aetna may rely on any previous choices made. This Contract shall not be subject to the claims of any creditors. This Contract is non-assignable and non-transferable.

               (c) Designation of Beneficiary: The Contract Holder shall name the beneficiary.

               (d) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on each anniversary of the Contract effective date and upon surrender of the entire Contract.

                    Any portion of any Maintenance Fee deducted from the Fixed Account will not exceed the interest in excess of 4% and any Net Purchase Payment credited to the Fixed Account during the 12 months prior to the deduction.

               (e) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the Current Value to the beneficiary if:

                    (1) The Contract Holder dies before Annuity payments start; and

                    (2)  The notice of death is received in good order by Aetna.

                    The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account (less any prior transfers (see 3.09) surrenders). The beneficiary may choose to apply all or any portion of the payment to an Annuity Option (see Part IV). If no beneficiary exists, the payment will be made to the estate of the Contract Holder.

               (f) Surrender Value: After deduction of the Maintenance Fee (if any), Aetna will reduce the amount payable upon surrender of any portion of the Current Value by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

                    The total deductions made on surrender of an entire Contract will not exceed 7% of the Current Value as of the date of surrender and the Surrender Fee will not exceed 8.5% of the actual Purchase Payment(s) made to the Contract.

               (g) The following Section 5.05 of the Special Provisions does not apply to this Contract.

5.05    INDIVIDUAL ANNUITY PLAN:

               (a) The preceding Sections 5.01, 5.02, 5.03 and 5.04 of the Special Provisions do not apply to this Contract.

               (b) Control of Contract: All rights in this Contract rest with the Contract Holder. The Contract Holder owns all amounts held under this Contract. The Contract Holder may make any choices allowed by this Contract. Choices made under this Contract must be in writing. Until receipt of such choices at its Home Office, Aetna may rely on any previous choices made.

               (c) Designation of Beneficiary: The Contract Holder shall name the beneficiary.

               (d) Maintenance Fee: The Maintenance Fee, if any, (see 6.01) will be deducted from the Current Value on each anniversary of the Contract effective date and on surrender of the entire Contract.

                    Any portion of any Maintenance Fee deducted from the Fixed Account will not exceed the interest in excess of 4% and any Net Purchase Payment credited to the Fixed Account during the 12 months prior to the deduction.

               (e) Sum Payable at Death (Before Annuity Payments Start): Aetna will pay the Current Value to the beneficiary if:

                    (1) The Contract Holder dies before Annuity payments start; and

                    (2)  The notice of death is received in good order by Aetna.

                    The sum paid will be the Current Value on the date the notice is received at Aetna's Home Office. The amount paid from the Fixed Account will not be less than the Net Purchase Payment(s) allocated to the Fixed Account (less any prior transfers (see 3.09) surrenders). The beneficiary may choose to apply all or any portion of the payment to an Annuity Option (see Part IV). If no beneficiary exists, the payment will be made to the estate of the Contract Holder.

               (f) Surrender Value: After deduction of the Maintenance Fee, if any, Aetna will reduce the amount payable upon surrender of any portion of the Current Value by a Surrender Fee. The Surrender Fee will be in accordance with the Surrender Fee table in 6.02.

                    The total deductions made on surrender of an entire Contract will not exceed 7% of the Current Value as of the date of surrender and the Surrender Fee will not exceed 8.5% of the actual Purchase Payment(s) made to the Contract.

                                VI. FEE SCHEDULE
                             INDIVIDUAL ANNUITY PLAN

6.01     MAINTENANCE FEE:

               The Maintenance Fee will be $20.

6.02     SURRENDER FEE:

               For each surrender, the Surrender Fee will vary according to the number of Purchase Payment Cycles completed. The number and amount of Purchase Payments to be made in a year is chosen by the Contract Holder. A Purchase Payment Cycle is completed when this number and amount of Purchase Payments have been made. The number of Purchase Payment Cycles completed may not be greater than the number of whole years since the Contract was issued. For each surrender, the Fee will be as follows:

               NUMBER OF PURCHASE PAYMENT CYCLES COMPLETED                          SURRENDER FEE
                         Less than 5                                                      5%
                         5 or more but less than 7                                        4%
                         7 or more but less than 9                                        3%
                         9 or more                                                        2%

               No Surrender Fee is deducted from any portion of the Current Value which is paid:

               (a) At the death of the Contract Holder before Annuity payments start; or

               (b)  As a premium for an Annuity under this Contract; or

               (c) After the Contract Holder has reached age 59 1/2 and 9 or more Purchase Payment Cycles have been completed.

6.03     TABLE OF VALUES - FIXED ACCOUNT:

               The values in the following table only apply to annual Purchase Payments of exactly $1,000.

               The Paid-Up Annuity Benefit assumes the Current Value has accumulated in the Fixed Account at the Guaranteed Interest Rate until age 65 and is applied to Option 4 with a stated period of 120 months.

               The Surrender Value assumes the Purchase Payments are credited to the Fixed Account at the Guaranteed Interest Rate at the beginning of each Contract year. The Maintenance Fee and applicable Surrender Fee are deducted.

               The values would be different for other Purchase Payment amounts, if Purchase Payments are not made when due, if partial surrenders are made, or if Aetna adds interest at a rate greater than the Guaranteed Interest Rate-Fixed Account.

                                 TABLE OF VALUES

                          FOR A $10,000 SINGLE DEPOSIT

                     APPLIED AT THE GUARANTEED INTEREST RATE

Sex: FEMALE

Age of Issue: 21

                             END OF                        PAID-UP ANNUITY
                            CONTRACT                      BENEFIT AT AGE 65                        SURRENDER
                              YEAR                        (MONTHLY INCOME)                           VALUE
     ----------------------------------------------------------------------------------------------------------------

                                 1                               308.35                                9880.
                                 2                               308.35                               10275.
                                 3                               308.35                               10686.
                                 4                               308.35                               11114.
                                 5                               308.35                               11558.
                                 6                               308.35                               12147.
                                 7                               308.35                               12765.
                                 8                               308.35                               13412.
                                 9                               308.35                               14091.
                                10                               308.35                               14802.
                                11                               308.35                               15395.
                                12                               308.35                               16010.
                                13                               308.35                               16651.
                                14                               308.35                               17317.
                                15                               308.35                               18009.
                                16                               308.35                               18730.
                                17                               308.35                               19479.
                                18                               308.35                               20258.
                                19                               308.35                               21068.
                                20                               308.35                               21911.

                                25                               308.35                               26658.

                                30                               308.35                               32434.

                                35                               308.35                               39461.

                                40                               308.35                               48010.

                                44                               308.35                               56165.

                                 TABLE OF VALUES

                          FOR A $10,000 SINGLE DEPOSIT

                     APPLIED AT THE GUARANTEED INTEREST RATE


Sex: MALE

Age of Issue: 21

                             END OF                        PAID-UP ANNUITY
                            CONTRACT                      BENEFIT AT AGE 65                        SURRENDER
                              YEAR                        (MONTHLY INCOME)                           VALUE
     ----------------------------------------------------------------------------------------------------------------
                                 1                               340.92                                9880.
                                 2                               340.92                               10275.
                                 3                               340.92                               10686.
                                 4                               340.92                               11114.
                                 5                               340.92                               11558.
                                 6                               340.92                               12147.
                                 7                               340.92                               12765.
                                 8                               340.92                               13412.
                                 9                               340.92                               14091.
                                10                               340.92                               14802.
                                11                               340.92                               15395.
                                12                               340.92                               16010.
                                13                               340.92                               16651.
                                14                               340.92                               17317.
                                15                               340.92                               18009.
                                16                               340.92                               18730.
                                17                               340.92                               19479.
                                18                               340.92                               20258.
                                19                               340.92                               21068.
                                20                               340.92                               21911.

                                25                               340.92                               26658.

                                30                               340.92                               32434.

                                35                               340.92                               39461.

                                40                               340.92                               48010.

                                44                               340.92                               56165.

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                                        A





                    AETNA LIFE INSURANCE AND ANNUITY COMPANY

                        HOME OFFICE: 151 Farmington Ave.
                           Hartford, Connecticut 06156
                                 1-800-525-4225

               INDIVIDUAL VARIABLE, FIXED, OR COMBINATION CONTRACT
                                NON-PARTICIPATING

               ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT,
           WHEN BASED ON INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT,
         ARE VARIABLE AND ARE NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT.


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